Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Francis J. Leto, President and CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Completes Merger with Continental Bank Holdings, Inc.

BRYN MAWR, Pa., January 2, 2015 - Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced it completed its previously announced merger with Continental Bank Holdings, Inc. (CBH), the parent company of Continental Bank (Continental), a high-quality community bank headquartered in Plymouth Meeting, Pennsylvania.

Pursuant to the terms of the merger, CBH merged with and into the Corporation, and concurrently, Continental merged with and into the Bank, effective January 1, 2015. The 100% stock transaction is valued at approximately $125 million based on the Corporation’s December 31, 2014 closing per share price, as listed on the NASDAQ Stock Market, of $31.30. In accordance with the terms of the merger agreement, each share of CBH common stock has been converted into the right to receive 0.45 shares of the Corporation’s common stock.

The transaction is the Corporation’s seventh acquisition since 2008 and increases its assets to over $2.8 billion, adding approximately $433 million in loans and $480 million in deposits. The merger adds ten full-service branches located in very desirable market areas within Montgomery, Chester and Philadelphia counties. The Corporation’s Wealth Management Division also has approximately $7.7 billion in assets under management, supervision and brokerage along with a full array of insurance services offered through its subsidiary, Powers Craft Parker and Beard.

All Continental branches will continue to operate under the Continental Bank name until the completion of the banking system conversion, currently scheduled for September 2015.

Frank Leto, President and Chief Executive Officer, stated, “Bryn Mawr Bank Corporation is extremely pleased to welcome Continental’s customers and staff to the Bryn Mawr Trust family. As we work towards the September 2015 system conversion, at which time all branches will operate under a common brand, we will begin to leverage the strengths of the combined organizations by making available Bryn Mawr Trust’s broader solutions to Continental’s customer base. Attractive new services that will be available to our new customers include residential mortgage lending, wealth management and insurance services. We are very excited about the opportunities this acquisition brings.”

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of Continental’s business with the Corporation’s may take longer than anticipated or be more costly than anticipated, that the proposed merger may be more expensive to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports subsequently filed with the SEC.

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